SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 30, 2002

Date of Report
(Date of Earliest Event Reported)

SONOSITE, INC.

(Exact Name of Registrant as Specified in Charter)

Washington	0-23791	91-1405022
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

21919 30th Drive S.E., Bothell, Washington 98021-3904

(Address of Principal Executive Offices)    (Zip Code)

(425) 951-1200

(Registrant’s Telephone Number, Including Area Code)

None

(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events

On July 30, 2002, SonoSite, Inc., a Washington corporation, announced that, effective August 5, 2002, Jens U. Quistgaard, Ph.D., SonoSite’s chief product and strategy officer, will leave SonoSite to become the president and chief executive officer of LipoSonix, Inc., a private company based in the Seattle area. LipoSonix is developing medical devices for cosmetic surgery applications and is not a SonoSite competitor. A copy of the press release relating to the departure of Dr. Quistgaard is attached as Exhibit 99.1.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

99.1	SonoSite, Inc. press release dated July 30, 2002, announcing the departure of Jens U. Quistgaard, Ph.D., SonoSite’s chief product and strategy officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, SonoSite, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOSITE, INC.

Dated: July 30, 2002	By:	/S/ MICHAEL J. SCHUH
Michael J. Schuh Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	SonoSite, Inc. press release dated July 30, 2002, announcing the departure of Jens U. Quistgaard, Ph.D., SonoSite’s chief product and strategy officer.